Consent of Independent Auditors
The Board of Directors
Macquarie Infrastructure Company LLC:
We consent to the incorporation by reference in this Post-effective Amendment No. 1 to registration statement (No. 333-125226) on Form S-8 of Macquarie Infrastructure Company LLC of our report dated April 16, 2007 with respect to the consolidated balance sheet of SJJC Aviation Services, LLC. as of December 31, 2006, and the related consolidated statements of income, members’ equity, and cash flows for the year then ended, which report appears in the June 25, 2007 report on Form 8-K/A of Macquarie Infrastructure Company LLC.